Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

Overview

On March 23, 2017 (the “Effective Date”), The Pictsweet Company, a Delaware corporation (“Buyer”), acquired certain of the assets, properties and rights of Fresh Frozen Foods, Inc. (“Fresh Frozen”), a wholly owned subsidiary of Inventure Foods, Inc. (the “Company” or “Inventure Foods”), pursuant to an Asset Purchase Agreement, dated as of March 23, 2017, by and among the Company, Fresh Frozen and Buyer (the “Purchase Agreement”).

In accordance with the Purchase Agreement, Buyer acquired Fresh Frozen’s assets, properties and rights, including its inventory, frozen food processing equipment assets, certain real property and associated plants located in Jefferson, Georgia and Thomasville, Georgia, and other intellectual property (the “Transaction”).  The Fresh Frozen facilities processed and packaged IQF vegetables and fruits sold primarily under the Fresh FrozenTM brand. As consideration for the acquisition, Buyer paid the Company $23.7 million in cash.

Basis of Presentation

The following unaudited pro forma consolidated condensed financial statements of the Company were derived from its historical consolidated financial statements and are being presented to give effect to the sale of the Fresh Frozen business. The unaudited pro forma consolidated condensed statements of operations for the three years ended December 31, 2016 reflect the Company’s results as if the Transaction had occurred on December 29, 2013, the first day of fiscal 2014. The unaudited pro forma consolidated condensed balance sheet as of December 31, 2016 gives effect to the Transaction as if it occurred on such date.

The Inventure Foods columns in the unaudited pro forma consolidated condensed financial statements reflect the Company’s historical financial statements for the periods presented and do not reflect any adjustments related to the Transaction and related events.

The Fresh Frozen Foods columns in the unaudited pro forma consolidated condensed financial statements reflect the historical direct financial statement balances of Fresh Frozen for the periods presented and do not reflect any adjustments related to the Transaction and related events.

The pro forma adjustments columns are the adjustments to Inventure Foods consolidated financial statements amounts to reflect adjustments necessary as if the Transaction had occurred on December 29, 2013, the first day of fiscal 2014, for the statement of operations and as of December 31, 2016 for the balance sheet in the Company’s pro forma financial statements. The Transaction adjustments represent the Company’s current best estimates and may differ from those that will be calculated to report Fresh Frozen Foods as discontinued operations in Inventure Food’s future filings.

The unaudited pro forma consolidated condensed financial statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. The unaudited pro forma consolidated condensed financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Transaction occurred as of and for the periods indicated.  In addition, the unaudited pro forma consolidated condensed financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Transaction been completed on the dates assumed.

The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on March 31, 2017 and is available at the Company’s web site at www.inventurefoods.com

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2016

(in thousands)

		(A)
	Inventure Foods, Inc.	Fresh Frozen Foods	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$776	$—	$—		$776
Accounts receivable, net	16,334	(2,407)	2,407	(B)	16,334
Inventories	72,188	(16,791)	—		55,397
Other current assets	3,216	(116)	—		3,100
Total current assets	92,514	(19,314)	2,407		75,607

Property and equipment, net	65,484	(11,703)	1,122	(B)	54,903
Goodwill	14,985	—	—		14,985
Trademarks and other intangibles, net	7,243	(2,330)	—		4,913
Other assets	1,254	—	—		1,254
Total assets	$181,480	$(33,347)	$3,529		$151,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,462	$(3,158)	$3,158	(B)	$29,462
Accrued liabilities	9,533	(846)	846	(B)	9,533
Line of Credit	32,761	—	(5,771	)(C)	26,990
Current portion of long-term debt	82,380	—	(13,679	)(C)	68,701
Total current liabilities	154,136	(4,004)	(15,446)		134,686

Long-term debt, less current portion	—	—	—		—
Line of credit	—	—	—		—
Deferred income tax liability	1,376	1,909	—		3,285
Other liabilities	2,279	—	—		2,279
Total liabilities	157,791	(2,095)	(15,446)		140,250

Stockholders’ equity:
Common stock	200	—	—		200
Additional paid-in capital	35,721	—	—		35,721
Retained earnings	(11,761)	(31,252)	18,975	(D)	(24,038)
	24,160	(31,252)	18,975		11,883
Less: treasury stock	(471)	—	—		(471)
Total stockholders’ equity	23,689	(31,252)	18,975		11,412
Total liabilities and stockholders’ equity	$181,480	$(33,347)	$3,529		$151,662

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

(A)	Pro Forma
Inventure Foods, Inc.	Fresh Frozen Foods	Pro Forma Adjustments	Inventure Foods
Net revenues	$269,012	$(48,132)	$—	$220,880
Cost of revenues	236,253	(46,377)	—	189,876
Gross profit	32,759	(1,755)	—	31,004
Operating expenses:
Selling, general and administrative expenses	34,994	(3,314)	(24	)(E)	31,656
Impairment of goodwill and intangible asset	15,446	(15,446)	—	—
Operating income (loss)	(17,681)	17,005	24	(652)
Non-operating (income) expense:
Interest expense, net	9,874	—	(1,415	)(F)	8,459
Income (loss) before income tax expense	(27,555)	17,005	1,439	(9,111)
Income tax expense	2,694	—	6,824	(G)	9,518	(H)
Net income (loss)	$(30,249)	$17,005	$(5,385)	$(18,629)

Earnings (loss) per common share:
Basic	$(1.54)	$0.87	$(0.27)	$(0.95)
Diluted	$(1.54)	$0.87	$(0.27)	$(0.95)

Weighted average number of common shares:
Basic	19,644	19,644	19,644	19,644
Diluted	19,644	19,644	19,644	19,644

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 26, 2015

(in thousands, except per share data)

		(A)			Pro Forma
	Inventure Foods, Inc.	Fresh Frozen Foods	Pro Forma Adjustments		Inventure Foods
Net revenues	$282,558	$(45,534)	$—		$237,024
Cost of revenues	262,221	(60,253)	—		201,968
Gross profit	20,337	14,719	—		35,056
Operating expenses:
Selling, general and administrative expenses	37,559	(7,164)	(17	)(E)	30,378
Impairment of goodwill and intangible asset	9,277	(9,277)	—		—
Operating income (loss)	(26,499)	31,160	17		4,678
Non-operating (income) expense:
Interest expense, net	6,330	—	(1,310	)(F)	5,020
Income (loss) before income tax expense	(32,829)	31,160	1,327		(342)
Income tax expense	(12,046)	—	12,020	(G)	(26)
Net income (loss)	$(20,783)	$31,160	$(10,693)		$(316)

Earnings (loss) per common share:
Basic	$(1.06)	$1.59	$(0.55)		$(0.02)
Diluted	$(1.06)	$1.59	$(0.55)		$(0.02)

Weighted average number of common shares:
Basic	19,588	19,588	19,588		19,588
Diluted	19,588	19,588	19,588		19,588

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

INVENTURE FOODS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 27, 2014

(in thousands, except per share data)

		(A)			Pro Forma
	Inventure Foods, Inc.	Fresh Frozen Foods	Pro Forma Adjustments		Inventure Foods
Net revenues	$285,663	$(61,044)	$—		$224,619
Cost of revenues	232,542	(51,868)	—		180,674
Gross profit	53,121	(9,176)	—		43,945
Operating expenses:
Selling, general and administrative expenses	34,188	(3,633)	(12	)(E)	30,543
Impairment of goodwill and intangible asset	—	—	—		—
Operating income (loss)	18,933	(5,543)	12		13,402
Non-operating (income) expense:
Interest expense, net	2,604	—	(405	)(F)	2,199
Income (loss) before income tax expense	16,329	(5,543)	417		11,203
Income tax expense	5,768	—	(1,897	)(G)	3,871
Net income (loss)	$10,561	$(5,543)	$2,314		$7,332

Earnings (loss) per common share:
Basic	$0.54	$(0.28)	$0.12		$0.38
Diluted	$0.53	$(0.28)	$0.12		$0.37

Weighted average number of common shares:
Basic	19,500	19,500	19,500		19,500
Diluted	19,990	19,990	19,990		19,990

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed statements of operations for the three fiscal years ended December 31, 2016 reflect the Company’s results as if the Transaction had occurred on December 29, 2013, the first day of fiscal 2014. The unaudited pro forma consolidated condensed balance sheet as of December 31, 2016 gives effect to the Transaction as if it occurred on such date.

(A)	Reflects the pro forma separation adjustment for the operations, assets, liabilities and equity of Fresh Frozen, which was derived from the historical consolidated financial statements

Unaudited Pro Forma Consolidated Condensed Balance Sheet

(B)

Reflects adjustments for assets not purchased or liabilities not assumed by Buyer. Buyer did not purchase accounts receivables and certain software and manufacturing equipment, including equipment for Jamba At Home Smoothies which was moved to other facilities owned by the Company for continued use. Buyer did not assume accounts payable and other accrued liabilities incurred prior to the Effective Date.

(C)	Reflects total net proceeds from the sale that were used to pay down the Company’s Wells Fargo Line of Credit and Benefit Street Partners Term Loan.

	Total proceeds
	Cash consideration	$23,736
	Transaction costs	(4,286)
		$19,450

(D)	Reflects the net adjustments on the statement of operations for the effects of the sale of Fresh Frozen and the necessary pro forma adjustments as if the transaction occurred on December 31, 2016.

Unaudited Pro Forma Consolidated Condensed Statement of Operations

(E)	Reflects equity compensation related to the Fresh Frozen employees recorded at the parent Company.

(F)	Reflects the interest expense eliminated as a result of the pay down of debt from the net proceeds of the sale of Fresh Frozen Foods discussed above in footnote (C).

(G)

Represents the tax implications of removing Fresh Frozen direct income and expense as well as the adjustments needed to reflect pro forma adjustments. The Company used the applicable statutory rate of 37%.

(H)

The pro forma consolidated income tax expense for fiscal 2016 includes a $12.6 million valuation allowance recorded against the Company’s net deferred tax assets. The deferred tax assets include net operating losses from the Fresh Frozen business that will remain with the Company after the sale.